UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2015 (November 24, 2015)

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2015, Lifetime Brands, Inc. (the “Company”) entered into a Third Amended and Restated Employment Agreement (the “Agreement”) with Ronald Shiftan, the Company’s Vice Chairman and Chief Operating Officer (the “Executive”), further amending the Second Amended and Restated Employment Agreement dated as of December 20, 2012 between the Company and the Executive.

The Third Amended and Restated Employment Agreement provides, among other things, that:

1.	The term of the Executive’s employment has been extended to December 31, 2018, and for additional one-year periods thereafter, unless the Executive’s employment is earlier terminated or the Company or the Executive gives notice of the intention not to extend the term of the Agreement.

2.	The Company shall grant the Executive:

(i)	5,000 restricted shares pursuant to the Company’s Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”). The restrictions on 1,667 restricted shares shall terminate on each of December 31, 2016 and December 31, 2017 and the restrictions on 1,666 restricted shares shall terminate on December 31, 2018 and

(ii)	an option to purchase 50,000 shares of the Company’s common stock pursuant to the Plan. The option will be exercisable at the closing price of the common stock on December 31, 2015, and will expire five years from the date of grant. The option shall vest as to 16,667 shares on each of December 31, 2016 and December 31, 2017 and as to 16,666 shares on December 31, 2018.

The restricted shares and option are subject to earlier vesting, as provided in the Agreement.

Additional changes included in the Agreement are (i) a modification of the reimbursement of legal, financial, professional services and life insurance expenses and (ii) modification of the definition of “Good Reason” for purposes of termination payments under the Agreement.

The other terms and conditions of the Agreement remain unchanged, including other amounts payable thereunder, and have been previously reported on a Current Report on Form 8-K filed by the Company with the SEC on December 21, 2012.

The information provided in this Item 5.02 is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amended and Restated Employment Agreement dated November 24, 2015 between Lifetime Brands, Inc. and Ronald Shiftan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer
and Chief Financial Officer

Date: November 30, 2015

Exhibit Index

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement dated November 24, 2015 between Lifetime Brands, Inc. and Ronald Shiftan.